UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		February 8, 2011 (February 2, 2011)
GAMESTOP CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
625 Westport Parkway, Grapevine, TX		76051
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2011 Salaries

On February 2, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) set the annual base compensation for the Company’s fiscal year ending January 28, 2012 (“fiscal 2011”) of Daniel A. DeMatteo, Executive Chairman, at $1,250,000, J. Paul Raines, Chief Executive Officer, at $1,030,000, Tony D. Bartel, President, at $775,000, and Robert A. Lloyd, Executive Vice President & Chief Financial Officer, at $550,000.

Fiscal 2011 Performance Bonus Criteria

On February 2, 2011, the Committee set the performance criteria under the Company’s Supplemental Compensation Plan (the “Compensation Plan”) for purposes of determining bonuses for fiscal 2011 to be paid to Daniel A. DeMatteo, Executive Chairman, J. Paul Raines, Chief Executive Officer, Tony D. Bartel, President, and Robert A. Lloyd, Executive Vice President & Chief Financial Officer.

The performance criteria are based on operating earnings with bonus payouts based on a percentage of annual salary as set forth below.  Bonuses may also be earned in greater or lesser percentages if targets are exceeded or not achieved by specified amounts, as set forth in the Compensation Plan.

Name and Position	Annual Bonus as Percentage of Annual Salary if Target Achieved

Daniel A. DeMatteo Executive Chairman	200%

J. Paul Raines Chief Executive Officer	200%

Tony D. Bartel President	100%

Robert A. Lloyd Executive Vice President & Chief Financial Officer	100%

Grants Under the Company’s Incentive Plan

On February 2, 2011, the Committee approved the following grants of restricted shares under the Company’s Incentive Plan to the above-listed executive officers and R. Richard Fontaine, the Company’s Chairman, International:

Name and Position	Grant

Daniel A. DeMatteo Executive Chairman	45,000 Restricted Shares (1)

J. Paul Raines Chief Executive Officer	50,000 Restricted Shares (1)

R. Richard Fontaine Chairman, International	3,060 Restricted Shares (2)

Tony D. Bartel President	30,000 Restricted Shares (1)

Robert A. Lloyd Executive Vice President & Chief Financial Officer	21,000 Restricted Shares (1)

(1)

Class A Common Stock, with 50% of the shares granted vesting in equal annual installments on February 2nd of each of the years 2012 through 2014.  The remaining 50% of the shares granted are subject to performance targets with such targets to be measured following the completion of fiscal 2011.  Shares subject to performance measures may be earned in greater or lesser percentages if targets are exceeded or not achieved by specified amounts.  Any shares earned will be vested in equal annual installments on February 2nd of each of the years 2012 through 2014.

(2)	Class A Common Stock, vesting in equal annual installments on February 2nd of each of the years 2012 through 2014.

Cash Bonus Related to Vesting of Restricted Share Grants

On February 2, 2011, the Board, upon the recommendation of the Committee, approved a cash bonus to each of the above-referenced recipients of a restricted share grant in an amount equal to $60.00 per each restricted share granted, payable only if and to the extent such restricted share vests.  The net amount of such bonus, after deduction of applicable withholding taxes, may (and is expected to) be withheld by the Company to satisfy any applicable withholding taxes due to the Company from the recipient with respect to the related restricted share vesting, with the balance to be paid by the Company to the recipient in cash within ten days following the date such restricted share vests.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2011, the Board adopted an amendment to the By-laws of the Company that implemented a majority voting standard in uncontested elections of directors.  Previously, a plurality voting standard applied.  A plurality voting standard continues to apply in the case of contested elections of directors.  A copy of the amendment to the By-laws is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01        Other Events.

On February 2, 2011, the Board adopted three new policies – an equity ownership policy applicable to executive officers and non-employee directors of the Company, a claw-back policy applicable to executive officers of the Company and an anti-hedging policy applicable to employees and directors of the Company.

Equity Ownership Policy

Under the equity ownership policy, each executive officer and non-employee director of the Company must maintain ownership of Company common stock with a value of at least the following multiples of annual base salary, in the case of executive officers, or annual cash retainer, in the case of non-employee directors:

Executive Chairman	5 times
Chief Executive Officer	5 times
President or Executive Officer	3 times
Non-employee Director	5 times

New executive officers or non-employee directors will be given a period of five (5) years to attain full compliance with these requirements.

Claw-Back Policy

                       Under the claw-back policy, the Board shall, in all appropriate circumstances and to the extent permitted by law, require reimbursement of annual incentive payments or long-term incentive payments to a current or former executive officer of the Company where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of the Company of which such executive had knowledge, whether or not such conduct results in any restatement of Company financial statements filed with the Securities and Exchange Commission ("SEC"), or (2) such financial results or other operating metrics were the subject of a restatement of Company financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results.  The Company will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.

Anti-Hedging Policy

Under the anti-hedging policy, the implementation by an employee or director of the Company of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of Company common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.

Item 9.01        Financial Statements and Exhibits.

          (d)          Exhibits

                       3.1        Amendment to Company By-laws, adopted February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP. (Registrant)

Date: February 8, 2011
/s/ Robert A. Lloyd
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit              Description

3.1                    Amendment to Company By-laws, adopted February 2, 2011.